AMENDMENT TO THE
KINETICS MUTUAL FUNDS, INC and KINETICS PORTFOLIOS TRUST
FUND ACCOUNTING SERVICING AGREEMENT
THIS AMENDMENT, effective as of the last date on the signature block, to the Fund Accounting Servicing Agreement, is entered into by and among Kinetics Mutual Funds, Inc., a Maryland corporation, Kinetics Portfolios Trust, a Delaware business trust and U.S. Bancorp Fund Services, LLC, a Wisconsin limited liability company.
RECITALS
WHEREAS, the parties have entered into a Fund Accounting Servicing Agreement dated as of December 15, 2005, as previously amended (the “Agreement”); and
WHEREAS the parties desire to remove the following funds from Exhibit A of the Agreement:
•The Medical Fund
•The Alternative Income Fund
WHEREAS, Section 15 of the Agreement allows for its amendment by a written instrument executed by the parties.
NOW, THEREFORE, the parties agree as follows:
Exhibit A of the Agreement is hereby superseded and replaced in its entirety by Exhibit A attached hereto.
Except to the extent amended hereby, the Agreement shall remain in full force and effect.
IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the last date on the signature block.

KINETICS MUTUAL FUNDS, INC.	U.S. BANCORP FUND SERVICES, LLC

By:	By:
Name:	Name:
Title: Date:	Title: Date:

KINETICS PORTFOLIOS TRUST

By:
Name:
Title: Date:

    1

Exhibit A to the Fund Accounting Servicing Agreement
Kinetics Mutual Funds, Inc. and Kinetics Portfolios Trust at February 1, 2023
Separate Series of Kinetics Mutual Funds, Inc. - Feeder Funds
Name of Series
The Internet Fund
The Global Fund
The Paradigm Fund
The Small Cap Opportunities Fund
The Market Opportunities Fund
The Kinetics Spin-off and Corporate Restructuring Fund
The Multi-Disciplinary Income Fund

Separate Series of Kinetics Portfolios Trust - Master Investment Portfolios
Name of Series
The Internet Portfolio The Global Portfolio The Paradigm Portfolio
The Small Cap Opportunities Portfolio The Market Opportunities Portfolio
The Multi-Disciplinary Income Portfolio

    2